Exhibit 11.


                          PRIDE, INC. AND SUBSIDIARIES
                                   EXHIBIT 11
                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                                   (Unaudited)

                                         For the Six Months               For the Three Months
                                            Ended May 31,                     Ended May 31,
                                     --------------------------        --------------------------
                                        1996             1995             1996             1995
                                     ---------        ---------        ---------        ---------
NET LOSS                             $ (75,497)       $(194,988)       $ (67,005)       $(118,206)
                                     =========        =========        =========        =========

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING          1,9l3,717        1,851,996        1,921,987        1,905,357
                                     =========        =========        =========        =========

LOSS PER COMMON SHARE                    $(.04)           $(.10)           $(.03)           $(.06)
                                         =====            =====            =====            =====